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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


        We consent to the reference to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our report dated January 31, 1997, except for Note 1, as to which the date is August 4, 1997, in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-29233) and related Prospectus of The A Consulting Team, Inc. for the registration of 1,800,000 shares of its common stock.


                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP

        New York, New York
        August 6, 1997